SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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VASCULAR SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Fellow Shareholder:

        You are cordially invited to attend the 2006 annual meeting of shareholders of Vascular Solutions, Inc., which will be held at the Radisson Hotel & Conference Center, 3131 Campus Drive, Plymouth, Minnesota beginning at 3:30 p.m. on Tuesday, April 18, 2006.

        This booklet contains your official notice of the 2006 annual meeting of shareholders and a proxy statement that includes information about matters to be acted upon at the annual meeting. Officers and directors of Vascular Solutions, Inc. will be at the meeting to review the company’s operations and to answer questions and discuss matters that may properly arise.

        Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the annual meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card.

        I sincerely hope that you will be able to attend our annual meeting to review the past year and our future plans.

Sincerely,

Howard C. Root
Chief Executive Officer

March 17, 2006

VASCULAR SOLUTIONS, INC.
6464 Sycamore Court
Minneapolis, Minnesota 55369

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 18, 2006

        The 2006 annual meeting of the shareholders of Vascular Solutions, Inc., a Minnesota corporation, will be held at the Radisson Hotel & Conference Center, 3131 Campus Drive, Plymouth, Minnesota, beginning at 3:30 p.m. on Tuesday, April 18, 2006 for the following purposes:

1.	To elect eight directors to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified.

2.	To approve an amendment to the Vascular Solutions, Inc. Stock Option and Stock Award Plan.

3.	To ratify the appointment of Virchow, Krause & Company, LLP as our independent registered public accounting firm for 2006.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors recommends that an affirmative vote be cast in favor of all director nominees and for each of the proposals.

        Only holders of record of common stock at the close of business on February 20, 2006 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof.

        It is important that your shares of common stock be represented at the annual meeting. You are urged to complete, sign and date the accompanying proxy card, which is solicited by the Board of Directors of Vascular Solutions, and mail it promptly in the enclosed envelope. Your proxy will not be used if you attend and vote at the annual meeting in person.

By order of the Board of Directors

James Hennen
Secretary

March 17, 2006

IMPORTANT: PLEASE RETURN EACH PROXY CARD SENT TO YOU.

PROXY STATEMENT

        This proxy statement is provided in connection with the 2006 annual meeting of shareholders of Vascular Solutions, Inc. and any adjournment or postponement of the meeting. The accompanying proxy is solicited by our Board of Directors. This proxy statement, the accompanying form of proxy and our annual report are first being sent or given to shareholders on or about March 17, 2006.

Record Date; Shareholders Entitled to Vote; Quorum

        Holders of record of the shares of our common stock at the close of business on February 20, 2006, will be entitled to vote on all matters at the annual meeting. Each share of common stock will be entitled to one vote, and there is no cumulative voting. On February 20, 2006, a total of 14,936,395 shares of common stock were outstanding. A majority of the voting power of the outstanding shares of common stock entitled to vote, represented in person or by proxy, will be required to constitute a quorum for the annual meeting.

Voting Your Shares

        Our Board of Directors is soliciting proxies from our shareholders. By completing and returning the accompanying proxy, you will be authorizing Howard Root and James Hennen to vote your shares. If your proxy is properly signed and dated, it will be voted as you direct. If you attend the annual meeting in person, you may vote your shares by completing a ballot at the meeting.

Changing Your Vote by Revoking Your Proxy

        Your proxy may be revoked at any time before it is voted at the annual meeting by giving us notice of revocation, in writing, by execution of a later dated proxy or by attending and voting at the annual meeting.

How Proxies Are Counted

        If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares will be voted FOR each of the nominees, for the amendment to the Stock Option and Stock Award Plan and for ratification of the independent registered public accounting firm. Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the annual meeting.

        Shares voted as abstentions on any matter (or a “withhold vote for” as to directors) will be counted for purposes of determining the presence of a quorum at the annual meeting and treated as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which a shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

        Our Board of Directors knows of no other matters to be presented for action at the annual meeting other than those set forth herein. If any other matters properly come before the annual meeting, however, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies.

Cost of Solicitation

        All expenses in connection with this solicitation will be paid by Vascular Solutions. Our officers, directors and regular employees, who will receive no extra compensation for their services, may solicit proxies by telephone or electronic transmission.

PROPOSAL 1:
ELECTION OF DIRECTORS

        Eight directors have been nominated for election to our Board of Directors at the 2006 annual meeting of shareholders to hold office for a term of one year and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). In the unlikely event that the nominees are unable to stand for election at the annual meeting, the persons named as proxies will vote for such other persons as the Board of Directors or proxies may designate.

        Information regarding the nominees to the Board of Directors is set forth below.

        Gary Dorfman, age 54, has served on our Board of Directors since October 2002. Dr. Dorfman has served as the President of General Vascular Devices, LTD, a medical device firm, since 1996 and has served as Professor Emeritus of Diagnostic Radiology at Brown University School of Medicine since 2002. Previously, Dr. Dorfman was Medical Director, Office of Clinical Management at Rhode Island Hospital. Dr. Dorfman is a Fellow of the American College of Radiology and a past President of the Society of Cardiovascular and Interventional Radiology.

        John Erb, age 57, has served on our Board of Directors since October 2002. Mr. Erb has over 25 years of experience in the medical device industry. Since 2001, Mr. Erb has served as the Chief Executive Officer of CHF Solutions, a medical device company involved in the treatment of congestive heart failure. From 1997 through 2001, Mr. Erb was President and Chief Executive Officer of IntraTherapeutics, Inc., a medical device company involved in the development, manufacturing and distribution of peripheral stents. IntraTherapeutics was acquired by Sulzer Medica in 2001. Previously, Mr. Erb was Vice President of Worldwide Operations for Schneider Worldwide, a division of Pfizer, Inc. Mr. Erb also serves as a director of CryoCath Technologies, as well as several private companies.

        Michael Kopp, age 49, has served on our Board of Directors since November 2000. Mr. Kopp has over 20 years of experience in the medical device industry. He has been a private investor and industry consultant since September 1999. From April 1995 to August 1999, Mr. Kopp was President and Chief Executive Officer of IsoStent, Inc., a medical device company which was acquired by Johnson and Johnson. From January 1994 to March 1995, Mr. Kopp was President and Chief Executive Officer of Devices for Vascular Intervention, Inc., a medical device company which was acquired by Eli Lilly and Company.

        Richard Nigon, age 58, has served on our Board of Directors since November 2000. Mr. Nigon has been Director of Equity Corporate Finance for Miller Johnson Steichen Kinnard, an investment banking firm, since February 2001. From February 2000 to February 2001, Mr. Nigon served as the Chief Financial Officer of Dantis, Inc., a web hosting company. Prior to joining Dantis, Mr. Nigon was employed by Ernst & Young, LLP, an international accounting firm, from 1970 to 2000, serving as a partner from 1981 to 2000. While at Ernst & Young, Mr. Nigon served as the Director of Ernst & Young’s Twin Cities Entrepreneurial Services Group and was the coordinating partner on several publicly-traded companies in the consumer retailing and manufacturing industries. Mr. Nigon also serves as a director of Compex Technologies, Inc.

        Paul O’Connell, age 53, has served on our Board of Directors since January 2002. Mr. O’Connell has been Vice President of the Vascular Interventional Products Group of B. Braun Medical, an international medical device company, since July 2001. From 1999 through 2001, Mr. O’Connell provided marketing and technical support consulting services to medical device companies. Mr. O’Connell was the owner of Sablier, a medical device company, from 1998 through 1999 where he developed new technologies for the treatment of thromboembolic diseases and for distal protection during carotid endartorectomy. From 1993 through 1998, Mr. O’Connell was Vice-President and General Manager of the Vena Tech division of B. Braun Medical, a medical device business he originally co-founded in 1988 and sold to B. Braun Medical in 1993.

        J. Robert Paulson, Jr., age 49, has served on our Board of Directors since July 2005. Mr. Paulson has served as President, Chief Executive Officer and a Director of Restore Medical, Inc., a medical device company focused on sleep disordered breathing, since April 2005. Prior to joining Restore Medical, Mr. Paulson served as Chief Financial Officer and Vice President of Marketing for Endocardial Solutions, Inc. from August 2002 until St. Jude Medical acquired Endocardial Solutions in January 2005. From 2001 to June of 2002, Mr. Paulson was the Senior Vice President and General Manager of the Auditory Division of Advanced Bionics Corporation, a medical device company, and between 1995 and 2001, Mr. Paulson served in various capacities at Medtronic, Inc., a medical device company, including Vice President and General Manager of the Surgical Navigation Technologies business unit; Vice President of Corporate Strategy and Planning; and Director of Corporate Development.

        Howard Root, age 45, has served as our Chief Executive Officer and a member of our Board of Directors since he co-founded Vascular Solutions in February 1997. From 1990 to 1995, Mr. Root was employed by ATS Medical, Inc., a mechanical heart valve company, most recently as Vice President and General Counsel. Prior to joining ATS Medical, Mr. Root practiced corporate law, specializing in representing emerging growth companies, at the law firm of Dorsey & Whitney LLP for over five years.

        Jorge Saucedo, age 42, has been nominated for election to our Board of Directors at the 2006 annual meeting of shareholders. Dr. Saucedo is the Associate Professor of Medicine, Vice Chief, Clinical Affairs, Cardiovascular Section, and Director, Cardiac Catheterization Laboratories at the University of Oklahoma Health Sciences Center where he has served since 2002. Previously, from 1998 to 2002, Dr. Saucedo was the Assistant Professor of Internal Medicine, and Director, Catheterization Laboratories at the University of Arkansas For Medical Sciences. Dr. Saucedo’s post graduate work includes fellowships in interventional cardiology at Washington Hospital Center in Washington, D.C. and the University of Michigan Hospitals, Ann Arbor as well as a cardiology fellowship at Instituto Nacional de Cardiologia “Ignacio Chávez,” in Mexico City, Mexico.

        The Board has determined that all of the members of the Board continuing in office after this annual meeting are “independent” directors under the current NASDAQ stock market listing standards, other than Mr. Howard Root, who is not considered independent because he is one of our executive officers. Mr. Jorge Saucedo was recommended as a director nominee by our Chief Executive Officer.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

        In accordance with Minnesota law, the nominees for election as directors at the 2006 annual meeting will be elected by a plurality of the votes cast at the meeting. This means that since shareholders will be electing eight directors, the eight nominees receiving the highest number of votes will be elected. The number of votes withheld from one or more director nominees will have no effect on the election of any director who is among the eight nominees receiving the highest number of votes FOR his election. Proxies will be voted FOR the nominees unless otherwise specified.

CORPORATE GOVERNANCE

Meetings Attendance

        Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders. All of our directors attended our 2005 annual meeting. During 2005, the Board of Directors held five meetings. Each director holding office during the year attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which they were a director) and committees of the Board on which they served.

Committees of the Board of Directors

        The Board of Directors has an Audit Committee and a Compensation Committee, which are described below. The Board of Directors does not have a Nominating Committee. The Board believes that the entire Board of Directors should be involved in nominating directors.

        The Board of Directors has an Audit Committee composed of Mr. Erb, Mr. Nigon and Mr. Paulson, all of whom are “independent” under the current NASDAQ stock market listing standards and the rules of the Securities and Exchange Commission. The Board has identified Mr. Erb, Mr. Nigon and Mr. Paulson as meeting the definition of an “audit committee financial expert” as established by the Securities and Exchange Commission. The Audit Committee’s responsibilities include facilitating our relationship with our independent registered public accounting firm; reviewing and assessing the performance of our accounting and finance personnel; communicating to our Board of Directors the results of work performed by and issues raised by our independent registered public accounting firm and legal counsel; and evaluating our management of assets and reviewing policies relating to asset management. The Audit Committee held four meetings during 2005.

        The Board of Directors has a Compensation Committee composed of Mr. Kopp, Mr. Paulson, and Mr. O’Connell, all of whom are “independent” under the current NASDAQ stock market listing standards. The Compensation Committee’s responsibilities include establishing salaries, incentives, and other forms of compensation for our directors and officers; administering our incentive compensation and benefits plans; and recommending policies relating to such incentive compensation and benefits plans. The Compensation Committee held one meeting during 2005.

        The Board of Directors is responsible for determining the slate of director nominees for election by shareholders. All director nominees approved by the Board and all individuals appointed to fill vacancies created between our annual meetings of shareholders are required to stand for election by our shareholders at the next annual meeting.

        The Board of Directors determines the required selection criteria and qualifications of director nominees based upon the needs of Vascular Solutions at the time nominees are considered. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, international transactions and medical technologies. In general, candidates will be preferred who hold an established executive level position in the medical field, finance, law, education, research or government. The Board of Directors will consider these criteria for nominees identified by the Board, by shareholders, or through some other source. When current Board members are considered for nomination for re-election, the Board also takes into consideration their prior Board contributions, performance and meeting attendance records.

        The Board of Directors will consider qualified candidates for possible nomination that are submitted by our shareholders. Shareholders wishing to make such a submission may do so by sending the following information to the Board of Directors c/o Corporate Secretary, Vascular Solutions, Inc., 6464 Sycamore Court, Minneapolis, MN 55369: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.

        The Board of Directors conducts a process of making an assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other information. On the basis of information learned during this process, the Board of Directors determines which nominee(s) to submit for election at the next annual meeting. The Board uses the same process for evaluating all nominees, regardless of the original source of the nomination.

        We have a formal process for shareholder communications with the Board to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. Shareholders who wish to communicate with the Board of Directors may do so by writing to: Vascular Solutions, Inc., Board of Directors, 6464 Sycamore Court, Minneapolis, MN 55369.

        No candidates for director nominations were submitted to the Board of Directors by any shareholder in connection with the 2006 annual meeting. Any shareholder desiring to present a nomination for consideration by the Board of Directors prior to our 2007 annual meeting must do so prior to November 17, 2006 in order to provide adequate time to duly consider the nominee.

Director Compensation

        During 2005, we paid our non-employee directors $1,500 for each meeting attended in person, and $500 for each meeting attended by telephone. In addition, we paid our non-employee committee members an additional $500 for each meeting attended in person or by telephone. We also reimbursed directors for out-of-pocket expenses incurred in attending board meetings. Each non-employee director also receives an option to purchase 10,000 shares of our common stock on the date of his or her election to our Board of Directors and the date of each re-election thereafter with an exercise price equal to fair market value of our common stock on such date.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of our Board of Directors is composed of the following non-employee directors: Mr. Erb, Mr. Nigon and Mr. Paulson. Mr. Nigon currently serves as the Chairman of the Audit Committee. All of the members of the Audit Committee are independent for purposes of the NASDAQ listing requirements and the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was attached as Exhibit A to our 2005 Proxy Statement. The Audit Committee recommends to the Board of Directors, and submits for shareholder ratification, the appointment of our independent registered public accounting firm.

        Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm is responsible for performing an independent registered public accounting firm of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on our financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm. The Audit Committee discussed with our independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

        Our independent registered public accounting firm also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence. The Committee also considered whether non-audit services provided by the independent registered public accounting firm during the last fiscal year were compatible with maintaining the independent registered public accounting firm’s independence.

        Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission.

Members of the Audit Committee:

Richard Nigon, Chairman
John Erb
J. Robert Paulson, Jr.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of our Board of Directors is composed of the following non-employee directors: Mr. Kopp, Mr. O’Connell and Mr. Paulson currently serves as Chairman of the Compensation Committee. The Compensation Committee advises the Chief Executive Officer and the Board of Directors on matters of compensation philosophy and recommends salaries, incentives and other forms of compensation for our officers and other key employees. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in 2005.

General Compensation Policy

        We are committed to attracting, hiring and retaining an experienced management team that can successfully manufacture and sell our existing medical devices and develop new products. The fundamental policy of the Compensation Committee is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and long-term shareholder interest, as well as the officers’ personal performance. It is the Compensation Committee’s objective to have a portion of each executive officer’s compensation contingent upon overall company performance as well as upon such executive officer’s own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (ii) bonus payments contingent upon specific corporate and individual milestones; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and our shareholders.

Base Salary

        The base salary is established as a result of the Compensation Committee’s analysis of each executive officer’s individual performance during the prior year, our overall performance during the prior year and historical compensation levels within the executive officer group. The Compensation Committee believes executive salaries must be sufficient to attract and retain key individuals. Salaries are also based on experience level and are intended to be competitive with salaries paid to comparable executives in similar positions at other medical device companies of comparable size.

Bonus Awards for 2005

        Bonus awards are provided under our Management Incentive Compensation Plan. At the beginning of each year, certain performance objectives, including corporate, department and personal goals, are set. Our 2005 corporate objectives included goals based on revenue, adjusted net income, development of two new products, completion of a clinical study on our D-Stat Dry Product Line and continued progress on our thrombin qualification project. At the end of the year management personnel that are eligible for bonus awards have their performance measured against these corporate goals as well as individual goals. Based upon progress toward meeting these goals, bonus awards are paid. In December 2005, the Compensation Committee approved bonuses for executive officers and certain other employees for recognition of accomplished objectives during 2005.

Long-Term Incentive Compensation

        Long-term incentives are provided through the grant of restricted shares and/or stock options. The grants are designed to align the interest of each executive officer with those of our shareholders and provide each individual with an incentive to manage our business from the perspective of an owner with an equity stake in the business. In general, we view the grants as incentives for future performance and not as compensation for past accomplishments. Executive officers are granted restricted shares and/or stock options at the time they commence service and are eligible for annual grants thereafter. In determining the number of shares subject to restricted stock or stock option grants, the Compensation Committee takes into consideration the job responsibilities, experience and contributions of the individual as well as the recommendations of the Chief Executive Officer. The options vest over a period of several years and are generally not exercisable for at least one year after the date of grant. Each stock option grant allows the individual to acquire shares of our Common Stock at a fixed price per share over a ten-year period of time. Executive officers receive gains from stock options only to the extent that the fair market value of the stock has increased since the date of the option grant.

CEO Compensation

        The Compensation Committee’s determination of our Chief Executive Officer’s salary, bonus and stock option grants follows the policies set forth above for all executive compensation. The Committee seeks to establish a level of base salary competitive with that paid by companies within the industry which are of comparable size, and a bonus contingent upon specific corporate objectives. In addition, a significant percentage of the total compensation package is contingent upon Vascular Solutions’ performance and stock price appreciation.

        During 2005, Mr. Root, our Chief Executive Officer, was paid a base salary of $275,000. In addition, a bonus of $56,708 was paid in January 2006 based upon the accomplishment of specific milestones in 2005. Those milestones included continued increases in our revenue, reduction of our operating loss and development and launch of new products for our future growth. Mr. Root received a stock option grant for 75,000 shares during 2005. These stock option and bonus awards reflected the Compensation Committee’s judgment as to Mr. Root’s individual performance and the overall performance of Vascular Solutions.

Compliance with Internal Revenue Code Section 162(m)

        As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which was enacted into law in 1993, we will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Committee believes that options granted under our Stock Option and Stock Award Plan will meet the requirements for qualifying as performance-based.

        Section 162(m) of the Code did not affect the deductibility of compensation paid to our executive officers in 2005 and is not anticipated to affect the deductibility of such compensation expected to be paid in the foreseeable future. The Committee will continue to monitor this matter and may propose additional changes to the executive compensation program if warranted.

Members of the Compensation Committee:

Michael Kopp, Chairman
Paul O’Connell
J. Robert Paulson, Jr.

Employment Agreements

        We have entered into employment agreements with each of our executive officers. The employment agreements provide for employment “at will” which may be terminated by either party for any reason upon ten working days’ prior written notice. The base salary and bonus for each of the executive officers are determined by the Compensation Committee of our Board of Directors. During the term of his or her employment agreement and for a period of one year after its termination, each executive officer is prohibited from competing with us in any entity whose business is directly competitive with our business.

        The employment agreements provide for the payment of certain benefits to the executive officers if their employment terminates following a “change in control.” The agreements provide for benefits if an officer’s employment is terminated within 12 months following a change in control unless such termination was by us for cause, by the officer other than for “good reason,” or because of the officer’s disability or death. “Good reason” is defined as the termination of employment as a result of either a diminution in the officer’s responsibilities, a reduction in salary or benefits, or a relocation of our office of more than 50 miles. A “change in control” is generally defined as an acquisition of more than 50% of our outstanding common stock by any person or group, the merger or sale of Vascular Solutions or the replacement of a majority of our Board of Directors with directors not recommended by the existing Board of Directors. The agreements provide for lump sum payments or payments periodically in accordance with our normal payroll practices in effect from time-to-time following termination in amounts equal to 12 times the officer’s monthly base salary.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table sets forth all compensation awarded to, earned by or paid for services rendered to us in all capacities during each of the last three fiscal years by our Chief Executive Officer and the four other most highly compensated executive officers whose salary and bonus earned in 2005 exceeded $100,000. Also included is a former executive officer who left Vascular Solutions on December 30, 2005.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation		All Other Compensation (2)
		Salary	Bonus	Securities Underlying Options (1)
Howard Root	2005	$275,000	$56,708	75,000		$—
Chief Executive Officer	2004	260,000	55,478	50,000		—
	2003	245,000	41,895	50,000		—

Michael Nagel	2005	240,000	44,565	25,000		2,238
Former Vice President of Sales (3)	2004	230,000	39,244	25,000		2,207
	2003	215,000	26,513	115,000	(4)	1,982

James Quackenbush	2005	175,000	30,493	15,000		1,952
Vice President of Manufacturing	2004	168,000	27,615	15,000		2,056
	2003	160,000	23,450	65,000	(5)	2,157

Deborah Neymark	2005	190,000	31,920	20,000		2,192
Vice President of Regulatory Affairs,	2004	180,000	30,150	20,000		2,246
Quality Systems & Clinical Research	2003	170,000	22,791	45,000	(6)	1,856

James Hennen	2005	150,000	30,825	10,000		1,769
Vice President of Finance, Chief	2004	130,000	27,625	10,000		1,637
Financial Officer and Secretary (7)	2003	100,000	13,601	10,000		1,337

Gregg Sutton	2005	180,000	27,991	5,000		1,731
Vice President of Research	2004	37,019	—	50,000		—
and Development (8)
_________________
(1)	Represents options granted pursuant to our Stock Option and Stock Award Plan.
(2)	Represents matching contributions to our 401(k) plan.
(3)	Mr. Nagel was employed by the Company through December 30, 2005.
(4)	Includes 90,000 options re-granted to Mr. Nagel under the stock option exchange offer.
(5)	Includes 50,000 options re-granted to Mr. Quackenbush under the stock option exchange offer.
(6)	Includes 25,000 options re-granted to Ms. Neymark under the stock option exchange offer.
(7)	Mr. Hennen became an executive officer effective December 31, 2003. Mr. Hennen was appointed as the Corporate Secretary effective December 19, 2005.
(8)	Mr. Sutton’s employment commenced on October 18, 2004.

        The following table contains information concerning the grant of stock options under our Stock Option and Stock Award Plan during 2005 to each of the executive officers named in the Summary Compensation Table.

Option Grants in 2005

Name	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted To Employees in Fiscal Year (2)	Exercise Price Per Share	Expiration Date	5%	10%
Howard Root	75,000	27.7%	$9.46	Jan. 28, 2015	$446,200	$1,130,760
Michael Nagel(4)	25,000	9.2	9.46	Jan. 28, 2015	148,734	376,920
James Quackenbush	15,000	5.5	9.46	Jan. 28, 2015	89,240	226,152
Deborah Neymark	20,000	7.4	9.46	Jan. 28, 2015	118,987	301,536
James Hennen	10,000	3.7	9.46	Jan. 28, 2015	59,493	150,768
Gregg Sutton	5,000	1.8	9.46	Jan. 28, 2015	29,747	75,384
_________________
(1)	Each option represents the right to purchase one share of our common stock and was granted pursuant to our Stock Option and Stock Award Plan. The options vest with respect to 26% of the shares granted on the first anniversary of the date of grant and in 2% monthly increments thereafter. The term of each option is ten years.

(2)	In 2005, we granted employees options to purchase an aggregate of 271,000 shares of common stock.

(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

(4)	Mr. Nagel’s employment with us ceased on December 30, 2005, and the option granted to Mr. Nagel in 2005 terminated in whole upon his cessation of employment.

        The following table sets forth information concerning the exercise of options during 2005 and unexercised options held as of December 31, 2005 by each of the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises in 2005 and Year-End Option Values

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options as of December 31, 2005 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Howard Root	—	—	325,211	116,000	$797,619	$122,120
Michael Nagel	45,000	$345,600	139,500	—	$833,240	$—
James Quackenbush	—	—	72,699	27,301	$437,713	$36,637
Deborah Neymark	—	—	56,100	36,400	$307,827	$48,848
James Hennen	—	—	20,440	19,560	$100,454	$13,366
Gregg Sutton	—	—	18,500	39,000	$10,775	$—
_________________
(1)	“Value” has been determined based on the difference between the last sale price of our common stock as reported by NASDAQ on December 30, 2005 ($7.56) and the per share option exercise price, multiplied by the number of shares subject to the in-the-money options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 20, 2006 by each person, or group of affiliated persons, who is known by us to own beneficially more than 5% of our common stock, each of our directors and nominees for director, each of our executive officers named in the Summary Compensation Table above and all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock under options held by that person that are currently exercisable or exercisable within 60 days of February 20, 2006 are considered outstanding. These shares, however, are not considered outstanding when computing the percentage ownership of each other person. The number of shares subject to options that each beneficial owner has the right to acquire within 60 days of February 20, 2006 is also listed separately under the column entitled “Number of Shares Underlying Options Beneficially Owned.”

        Except as indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 14,936,395 shares of common stock outstanding on February 20, 2006.

Name	Number of Shares Beneficially Owned	Number of Shares Underlying Options Beneficially Owned	Percent of Shares Outstanding
Entities affiliated with Stephens, Inc. (1)	2,192,954	—	14.7%
Summit Creek Advisors, LLC (2)	807,200	—	5.4
Howard Root	660,500	354,711	4.3
Michael Nagel	38,416	—	*
James Quackenbush	95,820	79,298	*
Deborah Neymark	84,239	64,900	*
James Hennen	50,080	25,640	*
Gregg Sutton	39,644	23,000	*
Richard Nigon (3)	60,500	50,000	*
Michael Kopp	40,000	20,000	*
Gary Dorfman	40,000	40,000	*
John Erb	40,000	40,000	*
Paul O’Connell	22,000	20,000	*
J. Robert Paulson, Jr.	10,000	10,000	*
Jorge Saucedo	10,000	7,000	*
All directors and executive officers as a group (13 persons)	1,183,699	727,549	7.6
_________________
*Less than 1%

(1)

1,610,036 of the shares are held by Stephens Vascular Preferred, LLC, 522,918 of the shares are held by Stephens Vascular Options, LLC and 60,000 of the shares are held by Stephens Investment Partners III LLC. The address is 111 Center Street, Suite 2500, Little Rock, AR 72201. Stephens Vascular Preferred, LLC, Stephens Vascular Options, LLC and Stephens Investment Partners III LLC are affiliates of Stephens Inc. and have contributed their shares of our common stock to a voting trust pursuant to which the trustee of the trust has sole voting power. The voting trust is required to vote such shares “for” or “against” proposals submitted to our shareholders in the same proportion as votes cast “for” and “against” those proposals by all other shareholders, excluding abstentions. The voting trust agreement also imposes substantial limitations on the sale or other disposition of the shares subject to the voting trust. The voting trust agreement expires in June 2010 or such earlier time as Stephens Inc. ceases to be a market maker of our common stock. The name and address of the trustee of the voting trust agreement are: Steve Patterson, 349 Colony Drive, Naples, Florida 34108.

(2)

This information and the following information are derived from a Schedule 13D filed with the SEC on February 10, 2006. Summit Creek Advisors, LLC had sole power to vote or direct the vote of 359,700 shares and sole power to dispose or direct the disposition of 807,200 shares. Its address is 4720 IDS Tower, 80 South Eighth Street, Minneapolis, MN 55402.

(3)	Includes 500 shares held by Mr. Nigon’s wife. Mr. Nigon disclaims beneficial ownership of the shares held in the name of his wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

        Based solely on a review of the copies of such reports furnished to us and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors and greater than 10% beneficial owners have been timely met.

SHAREHOLDER RETURN PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total returns for our common stock, the NASDAQ Stock Market Index (U.S.) and the NASDAQ Medical Industry Index (Medical Devices, Instruments and Supplies), assuming the investment of $100 in our common stock and each index on December 29, 2000 and the reinvestment of dividends, if any.

PROPOSAL 2:
APPROVAL OF AN AMENDMENT TO THE STOCK OPTION AND STOCK AWARD PLAN

        On December 22, 1996, the Board of Directors adopted the Vascular Solutions, Inc. Stock Option and Stock Award Plan (the “Current Stock Plan”), which became effective on December 22, 1996. The purpose of the Current Stock Plan is to aid in maintaining and developing a mutually beneficial relationship with our employees and non-employees who perform valuable services for us, to offer such persons additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in Vascular Solutions. The Current Stock Plan authorizes the grant of stock options, restricted shares and stock appreciation rights (collectively, “awards”).

        The Board of Directors has adopted, subject to shareholder approval, an amendment to the Current Stock Plan (as amended, the “Amended Stock Plan”), which extends the term of the plan until April 18, 2016 and increases the limitation on incentive stock options to 3,900,000 shares. No other material amendments have been made to the Current Stock Plan.

        If the Amended Stock Plan is approved by shareholders, it will become immediately effective and will supersede the Current Stock Plan. If the Amended Stock Plan is not approved by our shareholders, it will not take effect or supersede the Current Stock Plan, and the Current Stock Plan will remain in full force and effect.

Summary of the Amended Stock Plan

        The following summary describes the material terms of the Amended Stock Plan.

Plan Administration

        The Amended Stock Plan will be administered by our Board of Directors. The Board of Directors may authorize, at any time, the formation of a Stock Option Committee, consisting of two or more members who shall be appointed from time to time by the Board of Directors. The Stock Option Committee will, if formed, have authority to exercise the powers conferred on the Board of Directors under the Amended Stock Plan (other than the power to terminate or amend the Amended Stock Plan or to accelerate the exercisability of any option or lift the restrictions on any restricted shares granted or awarded under the Amended Stock Plan).

        The Board of Directors shall have plenary authority in its discretion, subject to the express provisions of the Amended Stock Plan, to establish rules for the administration of the Amended Stock Plan, to select the individuals to whom awards are granted, to determine the types of awards to be granted and the number of shares of common stock covered by the awards, and to set the vesting and other terms and conditions of awards.

Eligibility

        Incentive stock options may be granted only to the employees of Vascular Solutions and its subsidiaries. Options which do not qualify as incentive stock options and awards of restricted shares may be granted to both employees and to individuals or other entities (including but not limited to consultants) who perform services for us but who are not employed by us, when granting an option or award to such person would be of benefit to us. As of February 20, 2006, approximately 180 individuals were eligible to participate in the Amended Stock Plan.

Shares Authorized

        The number of shares of our common stock which may be awarded under the Amended Stock Plan is 1,400,000, plus an automatic annual increase on the first day of each of our fiscal years beginning in 2001 and ending in 2016 equal to the lesser of:

•	500,000 shares,

•	5% of our outstanding common stock on the last day of the immediately preceding fiscal year, or

•	a lesser number of shares as determined by the Board of Directors or the Stock Option Committee.

Notwithstanding the foregoing, the number of shares available for granting incentive stock options under the Amended Stock Plan after January 25, 2006 will not exceed 3,900,000 shares. In addition, no person may be granted any award or awards under the Amended Stock Plan, the value of which is based solely on an increase in the value of our common stock after the date of grant, for more than 500,000 shares of common stock in the aggregate in any calendar year.

        The Board of Directors may adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Amended Stock Plan.

        Any shares subject to an option under the Amended Stock Plan which, for any reason, expires or is terminated unexercised, will be available for options or awards thereafter granted during the term of the Amended Stock Plan. If any award of restricted shares is forfeited in accordance with the terms and conditions of such award, the restricted shares so forfeited shall also become available for further grants or awards under the Amended Stock Plan.

Types and Terms of Awards

        The Amended Stock Plan will permit the granting of (1) stock options, including incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and stock options that do not meet such requirements, (2) restricted shares and (3) alternative stock appreciation rights.

        The exercise price per share under any stock option or stock appreciation right will not be less than 100% of the fair market value of our common stock on the date of grant. Each stock option and each restricted share granted under the Amended Stock Plan will expire on the date determined by the Board of Directors, provided that incentive stock options may not have a term longer than 10 years.

Stock Options

        Options may be exercised by payment of the exercise price, either in cash, by tendering previously owned shares of our common stock having a fair market value on the date of exercise equal to the exercise price, or, with the consent of the Board of Directors, by the issuance of a promissory note. The fair market value of our common stock on a given date will be the closing price of the common stock as reported on the Nasdaq National Market on that date or, if our common stock is not traded on the Nasdaq National Market on that date, then as determined by the Board of Directors in good faith.

        Unless otherwise stated in the option agreement, if an option holder ceases to be employed by us due to such holder’s gross and willful misconduct during the course of employment, such holder’s option will be terminated as of the date of the misconduct. If the optionee dies while in our employ or within three months after termination of employment for any reason other than gross and willful misconduct, or if the optionee becomes disabled while in our employ, the holder’s options may be exercised at any time within 12 months after such holder’s death or disability to the extent of the full number of shares such holder was entitled to purchase under the option on the date of death, disability or termination of employment (if earlier). If, however, the optionee ceases to be employed by us for any reason other than such holder’s gross and willful misconduct or death or disability, such optionee will have the right to exercise the option at any time within three months after such termination of employment to the extent of the full number of shares such holder was entitled to purchase under the option on the date of termination.

Restricted Shares

        The holder of restricted shares may have all of the rights of our shareholders (including the right to vote the shares subject to the restricted shares and to receive any dividends with respect to the stock), or these rights may be restricted. Restricted shares may not be transferred by the holder until the restrictions established by the Board of Directors have lapsed. Upon termination of the holder’s employment during the restriction period, restricted shares are forfeited, unless the Board of Directors determines otherwise.

Stock Appreciation Rights

        At the time of grant of an option under the Amended Stock Plan (or at any time thereafter as to options which are not incentive stock options), the Board of Directors may grant to the holder of such option an alternative stock appreciation right (“SAR”) for all or any part of the number of shares covered by the holder’s option. Any such SAR may be exercised as an alternative, but not in addition to, an option granted under the Amended Stock Plan, and any exercise of an SAR will reduce an option by the same number of shares as to which the SAR is exercised. An SAR granted to an optionee will provide that such SAR, if exercised, must be exercised within the time period specified therein. Such specified time period may be less than (but may not be greater than) the time period during which the corresponding option may be exercised. An SAR may be exercised only when the corresponding option is eligible to be exercised. If an SAR is granted for a number of shares less than the total number of shares covered by the corresponding option, the Board of Directors may later (as to options which are not incentive stock options) grant to the optionee an additional SAR covering additional shares; provided, however, that the aggregate amount of all SARs held by any optionee may not exceed the total number of shares covered by such optionee’s unexercised options.

        The holder of any option that by its terms is exercisable who also holds an SAR may, in lieu of exercising their option, elect to exercise their SAR. Upon exercise of an SAR, the Board of Directors will pay to such holder the SAR exercise amount either in cash, shares of our common stock, or any combination thereof. The SAR exercise amount is the excess of the fair market value of one share of our common stock on the date of exercise over the per share option price for the option in respect of which the SAR was granted multiplied by the number of shares as to which the SAR is exercised.

Non-Employee Director Awards

        Under the Amended Stock Plan, each non-employee director will automatically be granted an option to purchase 10,000 shares of our common stock (1) on the date of the non-employee director’s initial election to our Board of Directors and (2) on the date of each annual meeting of shareholders as to which the non-employee director is in office, so long as the director’s term of office as a director is not expiring on that date and provided that, on such date, the non-employee director has served on the Board of Directors for at least six months.

        Stock options granted to non-employee directors will have an exercise price equal to 100% of the fair market value of our common stock on the date of grant. All stock options granted to non-employee directors will be non-qualified stock options, will vest and become exercisable in 12 equal monthly installments after the date of grant, and will terminate on the tenth anniversary of the date of grant. The options granted to non-employee directors are only exercisable while the non-employee director remains a director of Vascular Solutions, subject to certain exceptions described above.

Transferability

        In general, no award and no right under any award granted under the Amended Stock Plan will be transferable by its recipient otherwise than by will or by the laws of descent and distribution.

Withholding Obligations

        Under the Amended Stock Plan, the Board of Directors may permit participants receiving or exercising awards to surrender previously owned shares of our common stock to satisfy federal, state or local withholding tax obligations.

Amendments

        The Board of Directors may amend or discontinue the Amended Stock Plan at any time. However, shareholder approval must be obtained for any amendment that requires the approval of shareholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any other securities exchange that are applicable to us.

Termination of Amended Stock Plan

        Unless earlier terminated by the Board of Directors, the Amended Stock plan will terminate on April 18, 2016. No awards may be granted or made after such termination, but termination of the Amended Stock Plan shall not, without the consent of the award holder, alter or impair any rights or obligations under any option, restricted shares or SAR award theretofore granted or made.

New Plan Benefits

        The following table shows the stock options that the executive officers named in the Summary Compensation Table and the specified groups set forth below will receive if the Amended Stock Plan, which provides for automatic annual awards of options to purchase 10,000 shares of our common stock to our non-employee directors, is approved by our shareholders at the annual meeting. Except for the automatic option grants to non-employee directors, the Board of Directors in its sole discretion will determine the number and types of awards that will be granted. Thus, it is not possible to determine the benefits that will be received by eligible participants other than the non-employee directors if the Amended Stock Plan were to be approved by our shareholders. The closing price of our common stock on the Nasdaq National Market on February 17, 2006 was $6.85.

Name and Principal Position	Number of Shares Underlying Options Granted
Howard Root
Chief Executive Officer	—

Michael Nagel
Former Vice President of Sales	—

James Quackenbush
Vice President of Manufacturing	—

Deborah Neymark
Vice President of Regulatory Affairs, Quality Systems & Clinical Research	—

James Hennen
Vice President of Finance, Chief Financial Officer and Secretary	—

Gregg Sutton
Vice President of Research and Development	—

All current executive officers as a group (6 persons)	—

All current non-executive directors as a group (6 persons)	60,000

All employees (other than executive officers) as a group (174 persons)	—

Historical Awards Under the Current Stock Plan

        No benefits or amounts have been granted, awarded or received under the Amended Stock Plan that remain subject to shareholder approval. The following table sets forth information with respect to the grant of options, restricted shares and stock appreciation rights to the executive officers named in the Summary Compensation Table and the specified groups set forth below, each pursuant to the Current Stock Plan.

Name and Principal Position	Options Granted	Restricted Shares Granted	SARs Granted
Howard Root
Chief Executive Officer	441,211	25,000	—

Michael Nagel Former Vice President of Sales	230,000	—	—

James Quackenbush Vice President of Manufacturing	100,000	10,000	—

Deborah Neymark Vice President of Regulatory Affairs, Quality Systems & Clinical Research	92,500	10,000	—

James Hennen Vice President of Finance, Chief Financial Officer and Secretary	40,000	20,000	—

Gregg Sutton
Vice President of Research and Development	57,500	10,000	—

Jorge Saucedo Director Nominee	10,000	—	—

All current executive officers as a group (6 persons)	751,211	77,500	—

All current non-executive directors as a group (6 persons)	230,000	—	—

Each associate of the above-mentioned directors, executive officers or nominees	—	—	—

Each other person who received or is to receive 5% of such options, warrants or rights	—	—	—

All employees (other than executive officers) as a group (174 persons)	767,070	73,750	—

Equity Compensation Plan Information

        The following table sets forth information about our common stock that may be issued upon exercise of options and rights under all of our equity compensation plans as of December 31, 2005, including our Stock Option and Stock Award Plan and our Employee Stock Purchase Plan. Our shareholders have approved all of these plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding options and rights)
Equity compensation plans approved by shareholders	1,714,841	$ 4.83	2,001,997(1)(2)
Equity compensation plans not approved by shareholders	None	None	None

Total	1,714,841	$ 4.83	2,001,997

(1)	Includes 1,485,909 shares reserved and available for issuance under our Stock Option and Stock Award Plan. The number of reserved shares under this plan automatically increases on an annual basis through 2006 by the lesser of:
•	500,000 shares;
•	5% of the common-equivalent shares outstanding at the end of our prior fiscal year; or
•	a smaller amount determined by our Board of Directors or the committee administering the plan.

(2)	Includes 516,088 shares reserved and available for issuance under our Employee Stock Purchase Plan. The number of reserved shares under this plan automatically increases on an annual basis through 2010 by the lesser of:
•	200,000 shares;
•	2% of the common-equivalent shares outstanding at the end of our prior fiscal year; or
•	a smaller amount determined by our Board of Directors or the committee administering the plan.

Federal Income Tax Consequences

Grant of Options and Stock Appreciation Rights

        The grant of a stock option or stock appreciation right is not expected to result in any taxable income for the recipient.

Exercise of Options and Stock Appreciation Rights

        Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and Stock Appreciation Rights

        The tax consequence upon a disposition of shares acquired through the exercise of an option or stock appreciation right will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or stock appreciation right. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or stock appreciation right, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Restricted Shares

        As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (1) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (2) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction

        Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options and stock appreciation rights paid under the Amended Stock Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Amended Stock Plan.

Application of Section 16

        Special rules may apply to individuals subject to Section 16 of the Securities Exchange Act of 1934. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or stock appreciation right may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDED STOCK PLAN. PROXIES WILL BE VOTED FOR THE PROPOSAL UNLESS OTHERWISE SPECIFIED. APPROVAL OF THE AMENDED STOCK PLAN WILL REQUIRE THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF OUR COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING (PROVIDED THAT THE TOTAL NUMBER OF SHARES VOTED IN FAVOR OF THE PROPOSAL CONSTITUTES MORE THAN 25% OF OUR OUTSTANDING SHARES).

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        On September 28, 2004, Ernst & Young LLP (“Ernst & Young”) informed us that it would resign as our independent registered public accounting firm effective upon the completion of the quarterly review of our fiscal quarter ended September 30, 2004. On October 21, 2004, our Audit Committee approved the appointment of Virchow Krause & Company, LLP (“Virchow Krause”) as our independent registered public accounting firm commencing with work to be performed in relation to our fiscal year ended December 31, 2004. Virchow Krause served as our independent registered public accounting firm for the fiscal year ended December 31, 2005, and our Board of Directors has appointed Virchow Krause as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

        No report of Ernst & Young on our financial statements for the fiscal year ended December 31, 2003 contained an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for our fiscal year ended December 31, 2003, and through October 22, 2004, the date on which Ernst & Young completed its review of the fiscal quarter ended September 30, 2004, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference thereto in its report on the financial statements for such year. During the fiscal year ended December 31, 2003, and through October 22, 2004, there were no reportable events (as outlined in Regulation S-K Item 304(a)(1)(v)). We had no occasions during the fiscal year ended December 31, 2003 upon which we consulted with Virchow Krause on any matters.

        We reported the resignation of Ernst & Young on Form 8-K on October 1, 2004. The Form 8-K contained a letter from Ernst & Young, addressed to the Securities and Exchange Commission, stating that it agreed with the statements concerning Ernst & Young in such Form 8-K. On October 22, 2004, we filed an amendment to the Form 8-K in order to update the disclosures made in the original Form 8-K pursuant to Regulation S-K Items 304(a)(1)(iv) and (v) so as to cover the period from September 28, 2004 through the date on which Ernst & Young concluded its work for us. The amended Form 8-K contained a letter from Ernst & Young, addressed to the Securities and Exchange Commission, stating that it agreed with the statements concerning Ernst & Young in the amended Form 8-K.

        While we are not required to do so, we are submitting the appointment of Virchow Krause as our independent registered public accounting firm for our fiscal year ending December 31, 2006 for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider its selection. It is not, however, obligated to appoint another independent registered public accounting firm.

        Representatives of Virchow Krause are expected to be present at the annual meeting of shareholders and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF VIRCHOW KRAUSE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

        The affirmative vote of a majority of the shares of our common stock present and entitled to vote at the 2006 annual meeting of shareholders is necessary to ratify the appointment of Virchow Krause. Proxies will be voted FOR ratifying the appointment unless otherwise specified.

ADDITONAL INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

        Fees billed or expected to be billed to us for audit services by Virchow, Krause & Company, LLP for the audit of our financial statements and for reviews of our financial statements included in our quarterly reports on Form 10-Q for the fiscal years ended December 31, 2005 and 2004 were $150,495 and $100,000, respectively. Fees billed to us for audit services by Ernst & Young LLP (our former independent registered public accounting firm) for reviews of our financial statements included in our quarterly reports on Form 10-Q for the fiscal year ended December 31, 2004 were $25,700.

Audit-Related Fees

        No fees were billed or are expected to be billed to us by Virchow, Krause & Company, LLP for audit-related services provided during the fiscal years ended December 31, 2005 and 2004.

Tax Fees

        No fees were billed or are expected to be billed to us by Virchow, Krause & Company, LLP for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2005 or 2004.

All Other Fees

        No fees were billed or are expected to be billed to us by Virchow, Krause & Company, LLP for other services not included above during the fiscal years ended December 31, 2005 or 2004.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted service, provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting. All of the services performed by our independent registered public accounting firm during 2005 and 2004 were pre-approved by the Audit Committee.

OTHER MATTERS

        As of this date, the Board of Directors does not know of any business to be brought before the annual meeting of shareholders other than as specified above. However, if any matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

PROPOSALS FOR THE NEXT ANNUAL MEETING

        Any shareholder proposals to be considered for inclusion in our proxy material for the 2007 annual meeting of shareholders must be received at our principal executive office at 6464 Sycamore Court, Minneapolis, Minnesota 55369, no later than November 17, 2006. In connection with any matter to be proposed by a shareholder at the 2007 annual meeting, but not proposed for inclusion in our proxy material, the proxy holders designated by us for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by us at our principal executive office by January 31, 2007.

By order of the Board of Directors

James Hennen
Secretary

Dated:   March 17, 2006

VASCULAR SOLUTIONS, INC.

ANNUAL MEETING OF SHAREHOLDERS
Tuesday, April 18, 2006
3:30 p.m.
Radisson Hotel & Conference Center
3131 Campus Drive
Plymouth, MN 55441

Vascular Solutions, Inc. 6464 Sycamore Court, Minneapolis, MN 55369	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 18, 2006.

The shares of stock you hold will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, and 3.

By signing the proxy, you revoke all prior proxies and appoint Howard Root and James Hennen, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

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The Board of Directors Recommends a Vote FOR Items 1, 2, and 3.

1.	Election of directors:	01 Gary Dorfman 02 John Erb 03 Michael Kopp	04 Richard Nigon 05 Paul O’Connell 06 J. Robert Paulson, Jr.	07 Howard Root 08 Jorge Saucedo	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve an amendment to the Vascular Solutions, Inc. Stock Option and Stock Award Plan.	☐	For	☐	Against	☐	Abstain
3.	Proposal to ratify the selection of Virchow, Krause & Company, LLP as independent auditor of the Company for the year ending December 31, 2006.	☐	For	☐	Against	☐	Abstain
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change?   Mark Box  ☐    Indicate changes below:

Date_________________________________________

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

VASCULAR SOLUTIONS, INC.

STOCK OPTION AND STOCK AWARD PLAN

AS PROPOSED TO BE AMENDED JANUARY 25, 2006

        1.       Purpose of Plan.   This Plan shall be known as the “Vascular Solutions, Inc. Stock Option and Stock Award Plan” and is hereinafter referred to as the “Plan”. The Plan shall provide for the issuance of shares of common stock, par value $.01 (the “Common Stock”), of Vascular Solutions, Inc. (the “Corporation”). The purpose of the Plan is to aid in maintaining and developing a mutually beneficial relationship with employees and non-employees of the Corporation who perform valuable services for or on behalf of the Corporation, to offer such persons additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Corporation. It is intended that this purpose be effected through the granting of stock options, the awarding of Common Stock subject to restrictions (the “Restricted Shares”) and the awarding of stock appreciation rights to such persons as hereinafter provided. Options granted under the Plan may be either incentive stock options (“Incentive Stock Options”) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), or options which do not qualify as Incentive Stock Options.

        2.       Stock Subject to the Plan.   Subject to the provisions of Section 10 hereof, the stock to be subject to options and which may be awarded as Restricted Shares under the Plan shall be shares of the Corporation’s authorized Common Stock. Such shares may be either authorized but unissued shares or issued shares which have been reacquired by the Corporation. Subject to the adjustment as provided in Section 10 hereof, the maximum number of shares on which options may be exercised or which may be awarded as Restricted Shares under this Plan shall be 1,400,000, plus an automatic annual increase on the first day of each of the Corporation’s fiscal years beginning in 2001 and ending in 2016 equal to the lesser of (i) 500,000 shares, (ii) five percent (5%) of the common-equivalent shares outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as determined by the Board of Directors or the Stock Option Committee. Notwithstanding the foregoing, the number of shares available for granting Incentive Stock Options under the Plan after January 25, 2006 shall not exceed 3,900,000 shares, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provisions. Any shares subject to an option under the Plan which, for any reason, expires or is terminated unexercised, shall be available for options or awards thereafter granted during the term of the Plan. If any award of Restricted Shares is forfeited in accordance with the terms and conditions of such award, the Restricted Shares so forfeited shall also become available for further grants or awards under the Plan.

        3.       Administration of Plan.

        (a)       The Plan shall be administered by the Board of Directors of the Corporation. The Board of Directors may authorize, at any time, the formation of a Stock Option Committee (the “Committee”), consisting of two or more members who shall be appointed from time to time by the Board of Directors. The Stock Option Committee will, if formed, have authority to exercise the powers conferred on the Board of Directors under the Plan, other than the power under Section 11 herein to terminate or amend the Plan or to accelerate the exercisability of any option or lift the restrictions on any Restricted Shares granted or awarded under the Plan.

        (b)       The Board of Directors shall have plenary authority in its discretion, subject to the express provisions of this Plan, to: (i) determine the purchase price of the Common Stock covered by each option and the terms of exercise of each such option, (ii) determine the persons to whom and the time or times at which options (a person receiving an option is hereinafter referred to as an “Optionee”) or awards of Restricted Shares (a person receiving an award of Restricted Shares is hereinafter referred to as a “Grantee”) shall be granted or made and the number of shares to be subject to each such option or award (iii) determine the period during which Restricted Shares shall remain subject to restrictions and the nature and type of restrictions that may be imposed on Restricted Shares (iv) interpret the Plan, (v) prescribe, amend and rescind rules and regulations relating to the Plan, (vi) determine the terms and provisions (and amendments thereof) of each option and Restricted Share agreement under this Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, (vii) the form of payment to be made upon the exercise of an SAR (as hereinafter defined) as provided in Section 16, which payment may be either cash, common stock of the Corporation or a combination thereof, and (viii) make all other determinations necessary or advisable for the administration of the Plan.

        (c)       The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

        (d)       The granting of an option or an award pursuant to the Plan shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Corporation and the Optionee or Grantee to whom such right is granted.

        (e)       The Board of Directors or the Committee shall, to the extent necessary or desirable, establish any special rules for Optionees or Grantees located in any particular country other than the United States. Such rules shall be set forth in Appendices to the Plan, which shall be deemed incorporated into and form part of the Plan.

        4.       Eligibility.

        (a)       Incentive Stock Options (as determined pursuant to Section 14 herein) may be granted only to employees of the Corporation and its subsidiary corporations. Options which do not qualify as Incentive Stock Options and awards of Restricted Shares may be granted or made to both employees and to individuals or other entities (including but not limited to consultants) who perform services for the Corporation but who are not employed by the Corporation, when granting an option or award to such person would be of benefit to the Corporation.

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        (b)       Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the Optionee owns directly or indirectly (within the meaning of Section 425(d) of the Code (as hereinafter defined) Common Stock of the Corporation possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or its parent or subsidiary corporations, if any, (within the meaning of Section 422(b)(6) of the Code) then any Incentive Stock Option to be granted to such Optionee pursuant to the Plan shall satisfy the requirements of Section 422A(c)(6) of the Code, and the option price shall not be less than 110% of the fair market value of the Common Stock of the Corporation, determined as described in Section 5, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

        5.       Price.   The option price for all options granted under the Plan shall be determined by the Board of Directors but shall not be less than 100% of the fair market value of the Common Stock at the date of granting of such option, as determined in good faith by such Board. The option price shall be payable at the time written notice of exercise is given to the Corporation. An Optionee shall be entitled to pay the exercise price in cash, by tendering to the Corporation shares of Common Stock, previously owned by the Optionee, having a fair market value on the date of exercise equal to the option price, or, with the consent of the Board of Directors, by the issuance of a promissory note to the Corporation. The fair market value of such shares shall be (i) the closing price of the Common Stock as reported for composite transactions if the Common Stock is then traded on a national securities exchange, (ii) the last sales price if the Common Stock is then traded on the NASDAQ National Market System, or (iii) the average of the closing representative bid and asked prices as reported on NASDAQ if the Common Stock is then traded on NASDAQ. If the Common Stock is not so traded, the Board of Directors shall determine in good faith the fair market value.

        6.       Term.   Each option and each Restricted Share award and all rights and obligations thereunder shall (subject to the provisions of Section 8) expire on the date determined by the Board of Directors and specified in the option agreement or agreement relating to the award of the Restricted Shares. The Board of Directors shall be under no duty to provide terms of like duration for options or awards granted under the Plan; provided, however, that the term of any Incentive Stock Option shall not extend more than ten (10) years from the date of granting of the option.

        7.       Exercise of Options and Awards.

        (a)       The Board of Directors shall have full and complete authority (subject to the provisions of Section 8) to determine, at the time of granting or making, whether an option or Restricted Share award will be exercisable in full at any time or from time to time during the term of the option or award, or to provide for the exercise or receipt thereof in such installments and at such times during the term of the option or award as Board may determine.

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        (b)       Notwithstanding any provision of the Plan or the terms of any option granted or award of Restricted Shares made under the Plan, the exercise of any option or the transferring of any shares of Common Stock on the books and records of the Corporation pursuant to a Restricted Share award may be made contingent upon receipt from the Optionee or Grantee (or other person rightfully exercising the option or receiving certificates for the shares granted pursuant to a Restricted Share award) of a representation that, at the time of such exercise or receipt, it is their then intention to acquire the shares so received thereunder for investment and not with a view to distribution thereof. Certificates for shares issued or transferred pursuant to the exercise of any option or the granting of any Restricted Share award may be restricted as to further transfers upon advice of legal counsel that such restriction is appropriate to comply with applicable securities laws.

        (c)       Notwithstanding any provision of the Plan or the terms of any option granted or award of Restricted Shares made under the Plan, the Company shall not be required to issue any shares of Common Stock, deliver any certificates for shares of Common Stock or transfer on its books and records any shares of Common Stock if such issuance, delivery or transfer would, in the judgment of the Board of Directors, constitute a violation of any state or Federal law, or of the rules and regulations of any governmental regulatory body or any securities exchange.

        (d)       An Optionee electing to exercise an option shall give written notice to the Corporation of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered, in accordance with the provisions of Section 5, with such notice of exercise. Until such person has been issued a certificate or certificates for the shares subject to such exercise, he shall possess no rights as a stockholder with respect to such shares.

        (e)       Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Corporation or any of its subsidiaries or affect, in any way, the right of the Corporation or any of its subsidiaries to terminate his or her employment at any time.

        8.       Effect of Termination of Employment or Death.   Unless otherwise stated in the option agreement, the following provisions shall govern the treatment of an option upon termination of employment:

        (a)       In the event that the Optionee shall cease to be employed by the Corporation or its subsidiaries, if any, for any reason other than such holder’s gross and willful misconduct or death or disability, such Optionee shall have the right to exercise the option at any time within three months after such termination of employment to the extent of the full number of shares such holder was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

        (b)       In the event that an Optionee shall cease to be employed by the Corporation or its subsidiaries, if any, by reason of such holder’s gross and willful misconduct during the course of employment, including but not limited to wrongful appropriation of funds of the Corporation or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.

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        (c)       If the Optionee shall die while in the employ of the Corporation or any subsidiary, if any, or within three (3) months after termination of employment for any reason other than gross and willful misconduct, or become disabled (within the meaning of Section 105(d)(4) of the Code) while in the employ of the Corporation or a subsidiary, if any, and such Optionee shall not have fully exercised the option, such option may be exercised at any time within twelve months after such holder’s death or such disability by the personal representatives, administrators, or, if applicable, guardian, of the Optionee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution to the extent of the full number of shares such holder was entitled to purchase under the option on the date of death, disability or termination of employment, if earlier, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

        9.       Nontransferability of Options.   No option granted under the Plan shall be transferable by an Optionee, otherwise than by will or the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code.

        10.       Dilution or Other Adjustments.   If the number of outstanding shares of the Common Stock of the Corporation shall, at any time, be increased or decreased as a result of a subdivision or consolidation of shares, stock dividend, stock split, spin-off or other distribution of assets to shareholders, recapitalization, merger, consolidation or other corporate reorganization in which the Corporation is the surviving corporation, the number and kind of shares subject to the Plan and to any option, SAR or Restricted Share award previously granted or made, as well as the option price or amount payable upon the exercise of any previously granted option or SAR, shall be appropriately adjusted in order to prevent the dilution or enlargement of rights of holders of outstanding options, SARs or Restricted Share awards. Any fractional shares resulting from any such adjustment shall be eliminated.

        11.       Amendment or Discontinuance of Plan.   The Board of Directors may amend or discontinue the Plan at any time; however, no amendment of the Plan shall, without shareholder approval, amend the Plan in a way which would violate the rules or regulations of the National Association of Securities Dealers, Inc. or any other securities exchange that are applicable to the Corporation. Except as provided in Section 10, the Board of Directors shall not alter or impair any option, SAR or Restricted Share award thereto granted or made under the Plan without the consent of the holder of the option, SAR or award; provided, however, that the Board of Directors may accelerate the exercisability of options (and any related SARs) or lift any restrictions imposed on Restricted Shares at any time during the term of such options or awards without the consent of the holder thereof.

        12.       Time of Granting.   Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of the Corporation, and no action taken by the Board of Directors (other than the execution and delivery of an option or the making of an Award Agreement (as hereinafter defined)), shall constitute the granting of an option or the making of a Restricted Share award hereunder. The granting of an option or the making of a Restricted Share award pursuant to the Plan shall take place only when a written option or Award Agreement shall have been duly executed and delivered by or on behalf of the Corporation to the Optionee or Grantee to whom such option or award is granted or made.

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        13.       Termination of Plan.   Unless the Plan shall have been discontinued as provided in Section 11 hereof, the Plan shall terminate on April 18, 2016. No option or Restricted Share award may be granted or made after such termination, but termination of the Plan shall not, without the consent of the Optionee or Grantee, alter or impair any rights or obligations under any option, SAR or Restricted Share award theretofore granted or made.

        14.       Determination of Incentive Stock Option.   The Board shall determine, upon the granting of each option, whether such option shall be an Incentive Stock Option or an option that does not qualify as an Incentive Stock Option.

        15.       Restricted Share Awards.   Each award of Restricted Shares under the Plan shall be evidenced by an instrument (an “Award Agreement”). Each Award Agreement shall be subject to the terms and conditions of the Plan but may contain additional terms and conditions (which terms and conditions may vary from Grantee to Grantee) that are not inconsistent with the Plan as the Board of Directors may deem necessary and desirable. Each Award Agreement shall comply with the following terms and conditions:

        (a)       The Board of Directors shall determine the number of Restricted Shares to be awarded to a Grantee.

        (b)       At the time of the award of Restricted Shares, a certificate representing the appropriate number of shares of Common Stock awarded to a Grantee shall be registered in the name of such Grantee but shall be held by the Corporation or any custodian appointed by the Corporation for the account of the Grantee subject to the terms and conditions of the Plan. The Grantee shall have all rights of a stockholder as to such shares of Common Stock, including the right to receive dividends and the right to vote such Common Stock, subject to the following restrictions: (i) the Grantee shall not be entitled to delivery of the stock certificate until the expiration of the Restricted Period (as hereinafter defined); (ii) the Restricted Shares may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; and (iii) all or a specified portion of the Restricted Shares shall be forfeited and all rights of the Grantee to any forfeited Restricted Shares shall terminate without further obligation on the part of the Corporation unless the Grantee remains in the continuous employment of the Corporation for the period in relation to which all or such portion of the Restricted Shares were granted ( the “Restricted Period”). The Board of Directors shall have the power to determine which portion of an award of Restricted Shares shall be forfeited in the event of a Grantee’s failure to remain in the continuous employment of the Corporation during the Restricted Period relating to such award. In addition, the Board of Directors may specify additional restrictions or events that must occur during the Restricted Period or the Restricted Shares, or a portion thereof, shall be forfeited as stated in the award thereof. Any shares of Common Stock received as a result of a stock distribution to holders of Restricted Shares shall be subject to the same restrictions as such Restricted Shares.

        (c)       At the end of each applicable Restricted Period or at such earlier time as otherwise provided by the Board of Directors, all restrictions contained in an Award Agreement and in the Plan shall lapse as to such portion of the Restricted Shares granted in relation to such Restricted Period, and a stock certificate for the appropriate number of shares of Common Stock, free of restrictions, shall be delivered to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

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        (d)       There shall be no limitation on the number of shares of Common Stock which a Grantee may be awarded except that no Grantee may be awarded shares of Common Stock in excess of the number of shares remaining available for option grants and awards of Restricted Shares under the Plan.

        16.       Alternative Stock Appreciation Rights.

        (a)       Grant.   At the time of grant of an option under the Plan (or at any time thereafter as to options which are not Incentive Stock Options), the Board of Directors, in its discretion, may grant to the holder of such option an alternative Stock Appreciation Right (“SAR”) for all or any part of the number of shares covered by the holder’s option. Any such SAR may be exercised as an alternative, but not in addition to, an option granted hereunder, and any exercise of an SAR shall reduce an option by the same number of shares as to which the SAR is exercised. An SAR granted to an Optionee shall provide that such SAR, if exercised, must be exercised within the time period specified therein. Such specified time period may be less than (but may not be greater than) the time period during which the corresponding option may be exercised. An SAR may be exercised only when the corresponding option is eligible to be exercised. The failure of the holder of an SAR to exercise such SAR within the time period specified shall not reduce such holder’s option rights. If an SAR is granted for a number of shares less than the total number of shares covered by the corresponding option, the Board of Directors may later (as to options which are not Incentive Stock Options) grant to the Optionee an additional SAR covering additional shares; provided, however, that the aggregate amount of all SARs held by any Optionee shall at no time exceed the total number of shares covered by such Optionee’s unexercised options.

        (b)       Exercise.   The holder of any option that by its terms is exercisable who also holds an SAR may, in lieu of exercising their option, elect to exercise their SAR, subject, however, to the limitation on time of exercise hereinafter set forth. Such SAR shall be exercised by the delivery to the Corporation of a written notice which shall state that the Optionee elects to exercise their SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests be paid in cash and what portion, if any, such holder requests be paid in Common Stock of the Corporation. The Board of Directors shall promptly cause to be paid to such holder the SAR exercise amount either in cash, in Common Stock of the Corporation, or any combination of cash and stock as the Board of Directors may determine. Such determination may be either in accordance with the request made by the holder of the SAR or in the sole and absolute discretion of the Board of Directors. The SAR exercise amount is the excess of the fair market value of one share of the Corporation’s Common Stock on the date of exercise over the per share option price for the option in respect of which the SAR was granted multiplied by the number of shares as to which the SAR is exercised. For the purposes hereof, the fair market value of the Corporation’s shares shall be determined as provided in Section 5 herein. An SAR may be exercised only when the SAR exercise amount is positive.

        (c)       Limitation on Date of Exercise.   A cash settlement of an SAR by an officer or director of the Corporation may only be accomplished in compliance with Rule 16b-3(e) of the Securities Exchange Act of 1934 as presently in effect or as subsequently modified by amendment.

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        (d)       Other Provisions of Plan Applicable.   All provisions of this Plan applicable to options granted hereunder shall apply with equal effect to an SAR. No SAR shall be transferable otherwise than by will or the laws of descent and distribution and an SAR may be exercised during the lifetime of the holder thereof, only by such holder.

        17.       Tax Indemnification Payments.   The Board shall have the authority, at the time of the grant of an option or the making of a Restricted Share award under the Plan or at any time thereafter, to approve tax indemnification payments to designated Optionees and Grantees to be paid upon their exercise of stock options which do not qualify as incentive stock options or recognition of a taxable gain by reason of their receipt of an award of Restricted Shares, as the case may be. The amount of any such payments shall not exceed the amount of tax generally payable by an Optionee or Grantee by reason of such exercise or recognition, and shall not, in any case, exceed sixty percent of the amount imputed as taxable income to a particular Optionee or Grantee by reason of either of the above-described events. The Board of Directors shall have full authority, in its discretion, to determine the amount of any such payment, the terms and conditions affecting the exercise, vesting and payment of any payment, and whether any payment shall be payable in cash or other property.

        18.       Income Tax Withholding.

        (a)       In order to assist an Optionee or Grantee in paying federal and state income taxes required to be withheld upon the exercise of an option or receipt of a Restricted Share award granted or made hereunder, the Board of Directors, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Grantee or Optionee to elect to satisfy such income tax withholding obligation by delivering previously owned shares or by having the Corporation withhold a portion of the shares otherwise to be delivered upon exercise of such option or award with a fair market value, determined in accordance with the provisions of Section 5 hereof, in an amount up to the Optionee’s maximum marginal tax rate. Any such election by an officer or director of the Corporation must comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule.

        (b)       Optionees and Grantees are responsible for the payment of all income taxes, employment, social insurance, welfare and other taxes under applicable law relating to any amounts deemed under the laws of the country of their residency or of the organization of the subsidiary which employs them to constitute income arising out of the Plan, the purchase and sale of shares pursuant to the Plan and the distribution of shares or cash to the participant in accordance with the Plan. Each participant, by participating in the Plan, authorizes the Company or the relevant subsidiary to make appropriate withholding deductions from each participant’s compensation, and to pay such amounts to the appropriate tax authorities in the relevant country or countries in order to satisfy any of the above tax liabilities of the participant under applicable law.

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        19.       Automatic Outside Director Stock Option Grants.

        (a)       Procedure for Grants.   All grants of options under this Section 19 shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which Outside Directors shall be granted options or to determine the number of shares to be covered by options granted to Outside Directors. As used herein, “Outside Director” means a member of the Corporation’s Board of Directors who is not an employee of the Corporation.

(ii) Any person who first becomes an Outside Director after January 24, 2000, shall be automatically granted an option to purchase 10,000 shares on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Corporation or appointment by the Board of Directors to fill a vacancy.

(iii) Beginning with the 2000 Annual Meeting of Shareholders, each Outside Director shall be automatically granted an option to purchase 10,000 shares on the date of each Annual Meeting of the Corporation’s shareholders immediately following which such Outside Director is serving on the Board of Directors, provided that, on such date, he or she shall have served on the Board of Directors for at least six (6) months prior to the date of such Annual Meeting.

(iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that a grant would cause the number of shares subject to outstanding options plus the number of shares previously purchased upon exercise of options or otherwise awarded under the Plan to exceed the total number of shares available under the Plan in accordance with Section 2, then each such automatic grant shall be for that number of shares determined by dividing the total number of shares remaining available for grant by the number of Outside Directors receiving an option on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional shares become available for grant under the Plan through action of the shareholders to increase the number of shares which may be issued under the Plan or through cancellation or expiration of options or other awards previously granted hereunder.

        (b)       Terms.   The terms of each option granted under this Section 19 shall be as follows:

(i) Each option shall have a ten-year term and shall be exercisable only while the Outside Director remains a director of the Corporation, subject to the same extension provided to employees for termination, death and disability under Section 8 of the Plan;

(ii) The exercise price per share shall be 100% of the fair market value per share on the date of grant of each option, determined in accordance with Section 5 of the Plan;

(iii) Each option shall vest and become exercisable in 12 equal monthly installments commencing on the same date as the date of grant in the month following the month of grant, and continuing thereafter on such date in each of the following 11 months.

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        20.       Award Limitations Under the Plan.   No person eligible to receive an award under the Plan may be granted any award or awards under the Plan, the value of which awards is based solely on an increase in the value of the shares after the date of grant of such awards, for more than 500,000 shares (subject to adjustment as provided for in Section 10), in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

        21.       Miscellaneous.   Nothing in this Plan shall confer on any Optionee or Grantee any express or implied right of continued employment by the Company or any subsidiary, whether for the duration of the Plan or otherwise. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any of its affiliates, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or any of its affiliates. None of the options granted hereunder, the shares purchased hereunder or any other benefits conferred hereby shall form any part of the wages or salary of any employee for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any of its affiliates be entitled to any compensation for any loss or any right or benefit under this Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.

        22.       Acceptance of Terms.   By participating in the Plan, each Optionee and Grantee shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Board of Directors or the Committee and shall be fully bound thereby.

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